UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

1-800 CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

66 E. Wadsworth Park Drive, Draper, UT		84020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 316-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 31, 2007, 1-800 CONTACTS, INC. (the “Company”) issued a press release announcing that (i) it has entered into long term definitive supply agreements with its three largest suppliers of contacts lenses; (ii) the sole primary supplier of contact lenses with whom the Company does not have a supply agreement has assured the Company that it intends to continue supplying the Company with its products; and (iii) consequently, the Company intends to refocus the Company’s resources and management’s time on serving customers and growing its business.

Historically, the Company has demonstrated the ability to grow year-over-year revenues without supply agreements with all of its major suppliers.  However, the Company expects that the significant selling, general, and administrative expenses that it has for years dedicated to legislative and legal initiatives will decrease as a consequence of the supply agreements referenced in the attached press release.  The supply agreements with Johnson & Johnson Vision Care, CIBA Vision, and CooperVision contain various conditions.  Management is confident that the Company will be able to satisfy these conditions, allowing the Company to operate under these agreements through 2016.

A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit	Location
99.1	Press release issued January 31, 2007.	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Date: January 31, 2007	By:	/s/ Robert G. Hunter
	Name:	Robert G. Hunter
	Title:	Chief Financial Officer